Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
August 9, 2006

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 9, 2006 we entered into a Warrant Purchase Agreement with Crestview Capital Master, LLC (“Crestview”) pursuant to which we have sold to Crestview, for a purchase price of $562,500, the Warrant issued to us by Atlas Mining Company (“Atlas”) for the purchase of 750,000 shares of Atlas common stock. Crestview has placed the purchase price in escrow, to be released upon the issuance by Atlas of a replacement warrant registered in the name of Crestview. In connection with the sale of the Warrant, we will pay a fee of $56,250 to Meyers Associates, LP.

The Warrant Purchase Agreement is filed herewith as Exhibit 10.1. The agreement is incorporated herein by reference and the foregoing description of the agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Warrant Purchase Agreement dated August 9, 2006 between NaturalNano, Inc. and Crestview Capital Master, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: August 14, 2006	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer